UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2017

AIT Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-207220	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Derech Meir Weisgal Rehovot, 763205 Israel
(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  +972.8.684.3313

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2017, Ms. Racheli Vizman, Chief Operating Officer of AIT Therapeutics, Inc., a Delaware corporation (the “Company”), delivered notice of her resignation to the Company, effective as of March 20, 2017.  Ms. Vizman resigned to pursue new opportunities and not due to any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIT THERAPEUTICS, INC.
Date: February 16, 2017	By:	/s/ Amir Avniel
Amir Avniel
Chief Executive Officer